COLLATERAL ASSIGNMENT OF MINERAL LEASES

For value received, ENERGY PRODUCERS INC., a wholly-owned subsidiary of EGPI Firecreek, Inc. (together with EGPI Firecreek Inc, (collectively, the “Assignor”) hereby assigns, transfers, sets over, and grants unto TWL INVESTMENTS A LLC. (“Assignee”) all of its right, title, and interest to the oil, gas, and mineral leases and equipment described in the attached exhibit “A” (the “Leases”), including any renewals, extensions, or ratifications, and the oil and gas leasehold estates and related working interests in the lands described on exhibit “A”.   The Leases are further described in the document entitled “Assignment and Bill of Sale,” from Ginzoil Inc., to Assignor, and recorded in volume _____, page _____ of the real property records of Ward County, Texas, and in the document entitled “Assignment, and Bill of Sale,” from Firecreek Petroleum, Inc. to Ginzoil, Inc. and recorded in volume ___, page ____ of the real property records of Ward County, Texas and in the document entitled “Assignment and Bill of Sale” from Success Oil Co., Inc. to Firecreek Petroleum, Inc. and recorded in volume 832, page 181 of the real property records of Ward County, Texas, and in the document entitled “Agreement, Assignment, and Bill of Sale,” from Success Oil Co., Inc. to Firecreek Petroleum, Inc., and recorded in volume 838, page 253 of the real property records of Ward County, Texas (collectively, the “Assignments”).

This assignment shall constitute a security agreement under the Uniform Commercial Code of Texas, and shall be deemed to be covered by any financial statement now or subsequently in effect regarding the Leases.  The purpose of this assignment is to further secure a certain promissory note dated May 9, 2011 payable by Assignor to Assignee, as well as all other indebtedness owed or that may in the future be owed by Assignor to Assignee (the “Indebtedness”).  This assignment is intended to supplement that document entitled “Security Agreement” executed between the parties on May 98, 2011.

Assignor warrants and represents to Assignee, that:

(a)  the Assignments accurately set forth all of the rights and obligations of Assignor relating to the Leases, and the Assignments have not been amended, terminated, or otherwise modified, and is presently in full force and effect,

(b)  at the time of this assignment, there are no other prior assignments, pledges, or hypothecations of Assignor’s rights under the Leases other than to Assignee, and Assignor holds full and complete power and authority to transfer, pledge, and assign its rights under the Leases to Assignee free and clear of the rights of any third party,

(c)  the lessors under the Leases have no offsets, counterclaims, or other defenses to Assignor’s rights to the Leases, and

(d)  Assignor knows of no fact or defense that will cause Assignor’s interest in the Leases to become forfeitable or otherwise subject to forced sale.

Upon any default (an “Event of Default”) by Assignor under the terms of this assignment, the Indebtedness, any security agreement or other instrument or document executed in connection with the Indebtedness, or the Leases, Assignor hereby appoints Assignee as its attorney-in-fact and authorizes and empowers Assignee, following five calendar days’ notice to Assignor, delivered to Assignor via FedEx, E-mail, or certified mail, either in the name of Assignee or in the name of Assignor, for the use and benefit of Assignee, to perform any of the obligations of Assignor under the Leases and receive all benefits which Assignor may be entitled under the Leases.  All costs, expenses, and liabilities incurred and payments made by Assignee as such agent and attorney-in-fact shall be considered sums advanced for the benefit of Assignor, shall bear interest at the highest lawful rate, and shall be additionally secured by this assignment.

Until all amounts evidenced by the Indebtedness are paid in full, Assignor agrees not to amend, modify, terminate, or breach the Leases, without the prior written consent of Assignee, and will fully and timely perform each and every covenant of Assignor set forth in the Leases.

Upon the expiration of five calendar days following the occurrence of an Event of Default as set forth above, or an Event of Default under or with respect to any instrument or document executed in connection with the Indebtedness, and subject to any applicable cure period, this assignment shall become absolute; otherwise, however, this assignment shall terminate upon payment in full of the Indebtedness and the full performance by Assignor of all other terms and conditions set forth in this assignment.

No remedy conferred upon or reserved to Assignee in this assignment is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this assignment, or now or subsequently existing at law or in equity or by statute.

This assignment and all covenants and agreements contained in this assignment shall bind and inure to the benefit of the parties to this assignment, their respective heirs, executors, administrators, successors, and assigns.

The law governing this secured transaction shall be the laws of the State of Arizona, without regard to conflict of laws principles, regardless of the location of the collateral; provided, however, that the Uniform Commercial Code as adopted by the State of Texas may provide the method of perfection, the effect of perfection or non-perfection, or the priority of liens and security interest created under this assignment.
INTENTIONALLY LEFT BLANK

EXECUTED this 9th day of May, 2011.

ASSIGNOR:    ASSIGNOR:
ENERGY PRODUCERS INC	EGPI FIRECREEK, INC.

/s/Dennis R. Alexander	/s/Dennis R. Alexander
by:	by:
name: Dennis R. Alexander	name: Dennis R. Alexander
title: CEO	title: CEO
6564 Smoke Tree Lane	6564 Smoke Tree Lane
Scottsdale, Arizona 85253	Scottsdale, Arizona 85253

ASSIGNEE:

TWL Investments a LLC.

/s/Larry W. Trapp
by:
name: Larry W. Trapp
title: Managing director

3415 W. Pershing
Phoenix, AZ 85029

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

ASSIGNOR:	ASSIGNOR:

ENERGY PRODUCERS INC	EGPI FIRECREEK, INC.
/s/Dennis R. Alexander	/s/Dennis R. Alexander
by:	by:
name: Dennis R. Alexander	name: Dennis R. Alexander
title: CEO	title: CEO
6564 Smoke Tree Lane	6564 Smoke Tree Lane
Scottsdale, Arizona 85253	Scottsdale, Arizona 85253

ASSIGNEE:

TWL Investments a LLC.

/s/Larry W. Trapp
by:
name: Larry W. Trapp
title: Managing director
3415 W. Pershing
Phoenix, AZ 85029

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of _______________, 2011, by Dennis R. Alexander, CEO of Energy Producers Inc. and EGPI Firecreek Inc., on behalf of said corporations.

Notary Public in and for
the _____________ of ____________________

My Commission Expires:

STATE OF _________________	§
§
COUNTY OF _________________	§

This instrument was acknowledged before me on the _____ day of _______________, 2011, by Larry W. Trapp, Managing Director of TWL Investments a LLC, on behalf of said limited partnership.

Notary Public in and for
the of

My Commission Expires:

after recording, return to:

EXHIBIT “A”

Exhibit “B”

Security Agreement